Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Post-Effective Amendment No. 2 to Form S-4 of USA Rare Earth, Inc. of our report dated March 8, 2025, relating to the consolidated financial statements of USA Rare Earth, LLC, which are part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ HORNE LLP

Ridgeland, Mississippi

April 21, 2025